UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2018

COSTAR GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24531	52-2091509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 L Street, NW, Washington, DC	20005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 346-6500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 2.02.     Results of Operations and Financial Condition.

On February 21, 2018, CoStar Group, Inc. (“CoStar”) announced its financial results for the quarter and year ended December 31, 2017. The full text of the press release (the “Press Release”) issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in the Press Release shall be considered “furnished” pursuant to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, nor shall it be deemed incorporated by reference into any of the Registrant’s reports or filings with the Securities and Exchange Commission, whether made before or after the date hereof, except as expressly set forth by specific reference in such a filing.

Item 3.02    Unregistered Sales of Equity Securities.

The information set forth under Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by this reference.

The shares were issued, in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated under the Securities Act. Each of the parties receiving the shares in the transaction has represented that it was acquiring such shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Such shares have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 8.01    Other Events.

On February 21, 2018, pursuant to the Securities Purchase Agreement, dated as of September 11, 2017 (the “Purchase Agreement”), by and among CoStar Realty Information, Inc. (the “Buyer”), CoStar, LTM Company Dominion, LLC (“LTM”), Dominion Enterprises (“Dominion”), and Landmark Media Enterprises, LLC (“Landmark” and, together with LTM and Dominion, the “Seller”), Costar and Buyer acquired all of the issued and outstanding shares of Seller’s subsidiary DE Holdings, Inc. (“ForRent”).

Pursuant to the terms of the Purchase Agreement, Seller received a total of approximately $385 million in cash and stock consideration. Approximately $350 million was paid in cash, which amount is subject to further adjustment once the final net working capital of ForRent, as of the closing date, is determined. Sellers also received $35 million in unregistered shares of CoStar common stock, as determined by the average daily closing price for CoStar common stock for the 10 trading days ending as of February 16, 2018.

The foregoing description of the acquisition and the Purchase Agreement is not complete and is qualified in its entirety by reference to the Purchase Agreement, which was attached as Exhibit 10.1 to our Current Report on Form 8-K filed on September 13, 2017, which is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)     List of Exhibits.

Exhibit No.	Description
10.1
Securities Purchase Agreement, dated as of September 11, 2017, among CoStar Realty Information, Inc., CoStar Group, Inc., LTM Company Dominion, LLC, Dominion Enterprises, and Landmark Media Enterprises, LLC (Incorporated by reference to Exhibit 10.1 to CoStar’s Current Report on Form 8-K, filed September 13, 2017).

99.1	CoStar Group, Inc. Press Release dated February 21, 2018 (filed herewith).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSTAR GROUP, INC.

By:
Date: February 21, 2018	/s/ Scott T. Wheeler

Name: Scott T. Wheeler
Title: Chief Financial Officer

Exhibit Index

Exhibit 10.1
Securities Purchase Agreement, dated as of September 11, 2017, among CoStar Realty Information, Inc., CoStar Group, Inc., LTM Company Dominion, LLC, Dominion Enterprises, and Landmark Media Enterprises, LLC (Incorporated by reference to Exhibit 10.1 to CoStar’s Current Report on Form 8-K, filed September 13, 2017).

Exhibit 99.1	CoStar Group, Inc. Press Release dated February 21, 2018 (filed herewith).